CUSTODY AGREEMENT

     THIS CUSTODY AGREEMENT (the "Agreement"), is made as of October 4, 1996, by and between ACCESSOR FUNDS, INC., a Maryland corporation (the "Fund"), and THE FIFTH THIRD BANK, a banking company organized under the laws of the State of Ohio (the "Custodian").

                              W I T N E S S E T H:

     WHEREAS, the Fund desires that the Securities and cash of each of the investment portfolios identified in Exhibit A hereto as may be amended from time to time (such investment portfolios individually referred to herein as a "Portfolio" and collectively as the "Portfolios"), be held and administered by the Custodian pursuant to this Agreement; and

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS,   the  Custodian   represents   that  it  is  a  bank  having  the
qualifications prescribed in Section 26(a)(i) of the 1940 Act;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund and named in Exhibit B hereto or in such resolutions of the Board of Directors, certified by an Officer, as may be received by the Custodian from time to time.

     1.2 "Board of Directors" shall mean the Directors from time to time serving under the Fund Articles of Incorporation and By-Laws, as from time to time amended.

     1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR
Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

     1.4 "Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Portfolio computes the net asset value of the Portfolio.

     1.5 "NASD" shall mean The National Association of Securities Dealers, Inc.

     1.6 "Officer" shall mean the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Fund.

     1.7 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) given by an Authorized Person or a person reasonably believed by the Custodian to be an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian. The Fund shall cause all Oral Instructions to be confirmed by Written Instructions. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Fund. If Oral Instructions vary from the Written Instructions which purport to confirm them, the Custodian shall notify the Fund of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

     1.8 "Custody Account" shall mean any account in the name of the Fund, which is provided for in Section 3.2 below.

     1.9  "Proper   Instructions"   shall  mean  Oral  Instructions  or  Written
Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

     1.10 "Securities Depository" shall mean The Participants Trust Company or The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Directors, certified by an Officer, specifically approving the use of such clearing agency as a depository for the
Fund) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

     1.11 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

     1.12 "Shares" shall mean the shares of beneficial interest issued by any series or class of the Fund.

     1.13 "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by one or more persons as the Board of Directors shall have from time to time authorized, or (ii) communications by fax or any other such system from a person or persons reasonably believed by the Custodian to be Authorized, or (iii) communications transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to Custodian and approved by resolutions of the Board of Directors, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

     2.1 Appointment. The Fund hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Portfolios specified on Exhibit A, as may be amended from time to time, at any time during the period of this Agreement, provided that such Securities or cash at all times shall be and remain the property of the Fund.

     2.2 Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth. The Custodian agrees to comply with all applicable requirements of the 1940 Act and other applicable securities laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Custodian hereunder. Except as specifically set forth herein, the Custodian shall have no liability and assumes no responsibility for any non-compliance by any Portfolio or the Fund of any laws, rules or regulations.

                                   ARTICLE III

                         CUSTODY OF CASH AND SECURITIES

     3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of each Portfolio, except Securities maintained in a Securities Depository or Book-Entry System, shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

     3.2 Custody Account. The Custodian shall open and maintain in its trust department a custody account in the name of each Portfolio, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Portfolio which are delivered to it.

     3.3 Appointment of Agents. (a) In its discretion, and with the approval of the Board of Directors of the Fund, the Custodian may appoint, and at any time remove any domestic bank or trust company, which is qualified to act as a custodian under the 1940 Act, and the rules and regulations promulgated thereunder and which has agreed to comply with such applicable rules and regulations, as sub-custodian to hold Securities and cash of the Portfolios and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its obligations or liabilities under this Agreement and the Custodian shall hold the Fund and each Portfolio harmless from its own acts or omissions, under the standards of care provided for herein; (b) the Custodian shall not designate any sub-custodian for the holding of securities or other assets outside the United States without the specific written consent of the Board of Directors of the Fund or pursuant to the Global Custody Addendum, attached hereto as Exhibit D and made a part hereof by reference.

     3.4 Delivery of Assets to Custodian. The Fund shall deliver, or cause to be delivered, to the Custodian all of the Portfolios' Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Portfolio with respect to such Securities, cash or other assets owned by the Portfolio at any time during the period of this Agreement, and (b) all cash received by the Portfolio for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

     3.5 Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Portfolios in a Securities Depository or in a Book-Entry System, subject to the following provisions:

               (a) Prior to a deposit of Securities of the Portfolios in any Securities Depository or Book-Entry System, the Portfolio shall deliver to the Custodian a resolution of the Board of Directors, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities. So long as such Securities Depository or Book-Entry System shall continue to be employed for the deposit of Securities of the Portfolios, the Fund shall annually re-adopt such resolution and deliver a copy thereof, certified by an Officer, to the Custodian.

               (b) Securities of the Portfolio kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

               (c) The records of the Custodian and the Custodian's account on the books of the Book-Entry System and Securities Depository as the case may be, with respect to Securities of a Portfolio maintained in a Book-Entry System or Securities Depository shall, by book-entry, or otherwise identify such Securities as belonging to the Portfolio.

               (d) If Securities purchased by the Portfolio are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. If Securities sold by the Portfolio are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities depository that payment for such Securities has been transferred to the Depository Account, and
          (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio.

               (e) Upon request, the Custodian shall provide the Portfolio with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Portfolio is kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

               (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any sub-custodian appointed pursuant to Section 3.3 above or any of its or their employees, or
          (ii) from failure of Custodian or any such sub-custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Fund shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Portfolios arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has been made whole for any such loss or damage.

     3.6 Disbursement of Moneys from Custody Accounts. Upon receipt of Written Instructions, the Custodian shall disburse moneys from a Portfolio Custody Account but only in the following cases:

               (a) For the purchase of  Securities  for the  Portfolio  but only upon compliance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any sub-custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in Section 3.9 below in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Fund and a bank which is a member of the Federal Reserve System or between the Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository for the account of the Portfolio with such Securities;

               (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Portfolio;

               (c)  For  the   payment  of  any   dividends   or  capital   gain
          distributions declared by the Portfolio;

               (d) In payment of the  redemption  price of Shares as provided in
          Section 5.1 below;

               (e) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of a Portfolio: interest; taxes; administration, investment management, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of a Portfolio; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

               (f) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

               (g) For transfer in accordance with the provisions of any agreement among the Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

               (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

               (i) For any other proper purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Directors, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     3.7 Delivery of Securities from Portfolio Custody Accounts. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from a Custody Account but only in the following cases:

               (a) Upon the sale of Securities for the account of a Portfolio but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

               (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section
          3.5 above;

               (c) To an Offeror's depository agent in connection with tender or other similar offers for Securities of a Portfolio; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

               (d) To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any sub-custodian appointed pursuant to Section 3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

               (e)  To  the  broker  selling  Securities,   for  examination  in
          accordance with the "street delivery" custom;

               (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

               (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by a Portfolio;

               (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

               (i) For delivery in connection with any loans of Securities of a Portfolio, but only against receipt of such collateral as the Fund shall have specified to the Custodian in Proper Instructions;

               (j) For delivery as security in connection with any borrowings by the Fund on behalf of a Portfolio requiring a pledge of assets by such Portfolio, but only against receipt by the Custodian of the amounts borrowed;

               (k)   Pursuant   to   any   authorized   plan   of   liquidation,
          reorganization, merger, consolidation or recapitalization of the Fund or a Portfolio;

               (l) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

               (m) For delivery in accordance with the provisions of any agreement among the Fund on behalf of a Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures
          Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio; or

               (n) For any other proper corporate purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Directors, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

     3.8 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Fund, the Custodian shall with respect to all Securities held for a
Portfolio:

               (a) Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

               (b) Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

               (c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

               (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

               (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Fund at such time, in such manner and containing such information as is prescribed by the IRS;

               (f) Hold for a Portfolio, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Portfolio; and

               (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Portfolio.

     3.9 Registration and Transfer of Securities. All Securities held for a Portfolio that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System for the account of the Fund on behalf of a Portfolio, if eligible therefor. All other Securities held for a Portfolio may be registered in the name of the Fund on behalf of such Portfolio, the Custodian, or any sub-custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities
Depository or any nominee of either thereof; provided, however, that such Securities are held specifically for the account of the Fund on behalf of a Portfolio. The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of a Portfolio.

    3.10  Records.

               (a) The Custodian shall maintain, by Portfolio, complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request, or as may be required by the 1940 Act, including, but not limited to Section 3.1 and Rules 31a-1 and 31a-2 promulgated thereunder.

               (b) All such books and records  maintained by the Custodian shall
          (i) be maintained in a form acceptable to the Fund and in compliance with rules and regulations of the Securities and Exchange Commission,
          (ii) be the property of the Fund and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Fund and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

               (c) The Custodian agrees on its own behalf and that of its employees to keep confidential all records of the Fund and information relating to the Fund and its shareholders (past, present and future), unless the release of such records or information is otherwise consented to, in writing, by the Fund, except as otherwise provided in this Agreement. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     3.11 Portfolio Reports by Custodian. The Custodian shall furnish the Fund with a daily activity statement by Portfolio and a summary of all transfers to or from the Custody Account on the day following such transfers. At least monthly and whenever reasonably required, the Custodian shall furnish the Fund with a detailed statement, by Portfolio, of the Securities and moneys held for the Fund under this Agreement.

     3.12 Other Reports by Custodian. The Custodian shall provide the Fund with such reports, as the Fund may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any sub-custodian appointed pursuant to Section
3.3 above.

     3.13 Proxies and Other Materials. The Custodian shall cause all proxies if any, relating to Securities which are not registered in the name of a Portfolio, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall include all other proxy materials, if any, promptly deliver to the Fund such proxies, all proxy soliciting materials, which should include all other proxy materials, if any, and all notices to such Securities.

     3.14 Information on Corporate Actions. Custodian will promptly notify the Fund's fund accounting agent of corporate actions, limited to those Securities registered in nominee name and to those Securities held at a Depository or sub-custodian acting as agent for Custodian. Custodian will be responsible only if the notice of such corporate actions is published by the Financial Daily Card Service, J.J. Kenny Called Bond Service, DTC, or received by first class mail from the agent. For market announcements not yet received and distributed by Custodian's services, the Fund will inform its custody representative with appropriate instructions. Custodian will, upon receipt of the Fund's response within the required deadline, affect such action for receipt or payment for the Fund. For those responses received after the deadline, Custodian will affect such action for receipt or payment, subject to the limitations of the agent(s) affecting such actions. Custodian will promptly notify the Fund for put options only if the notice is received by first class mail from the agent. The Fund will provide or cause to be provided to Custodian with all relevant information contained in the prospectus for any security which has unique put/option provisions and provide Custodian with specific tender instructions at least ten business days prior to the beginning date of the tender period.

                                   ARTICLE IV

               PURCHASE AND SALE OF INVESTMENTS OF THE PORTFOLIOS

     4.1 Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying
(a) the name of the issuer or writer of such Securities, and the title or other description thereof (including CUSIP numbers), (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by a Portfolio pay out of the moneys held for the account of such Portfolio the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Portfolio, if in the relevant Custody Account there is insufficient cash available to the Portfolio for which such purchase was made.

     4.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for a Portfolio is made by the Custodian in advance of receipt for the account of the Portfolio of the Securities purchased but in the absence of specific Written or Oral Instructions to so pay in advance, the Custodian shall be liable to the Portfolio for such Securities to the same extent as if the Securities had been received by the Custodian.

     4.3 Sale of Securities. Promptly upon each sale of Securities by a Portfolio, Written Instructions shall be delivered to the Custodian, specifying
(a) the name of the issuer or writer of such Securities, and the title or other description thereof (including CUSIP numbers), (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     4.4 Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

     4.5 Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the relevant Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use Portfolios so credited to its Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.

     4.6 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Fund to facilitate the settlement of the Fund's transactions on behalf of a Portfolio in its Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                    ARTICLE V

                            REDEMPTION OF FUND SHARES

     Transfer of Funds. From such funds as may be available for the purpose in the relevant Custody Account, and upon receipt of Written Instructions sent from the Fund's transfer agent specifying that the funds are required to redeem Shares of a Portfolio, the Custodian shall wire each amount specified in such Written Instructions to or through such bank as the Fund may designate with respect to such amount in such Written Instructions. Upon effecting payment or distribution in accordance with such Proper Instructions, the Custodian shall not be under any obligation or have any responsibility thereafter with respect to any such paying bank.

                                   ARTICLE VI

                               SEGREGATED ACCOUNTS

     Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of each Portfolio, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

               (a) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

               (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by a Portfolio or in connection with financial futures contracts (or options thereon) purchased or sold by a Portfolio,

               (c) which constitute collateral for loans of Securities made by a Portfolio,

               (d) for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

               (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

                                   ARTICLE VII

                            CONCERNING THE CUSTODIAN

     7.1 Standard of Care. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damages, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any sub-custodian appointed pursuant to Section 3.3 above. In no event shall Custodian be liable for any special, consequential, extraordinary or punitive damages, arising from the performance or non-performance of Custodian under this Agreement, or Custodian's failure to comply with any of the terms of this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Fund of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Fund's charter documents or by-laws, or its investment objectives and policies as then in effect.

     7.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

     7.3 No Responsibility for title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

     7.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

     7.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and/or any Written Instructions actually received by it pursuant to this Agreement.

     7.6 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

     7.7 Cooperation. The Custodian shall cooperate with and supply necessary information, by the Fund, to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Fund may from time to time request to enable the Fund to obtain, from year to year, favorable opinions from the Fund's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Fund's report on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Fund of any other requirements of the Securities and Exchange Commission.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1 Indemnification. The Fund shall indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense (including reasonable attorneys' fees and disbursements), liability (including, without limitation, liability arising under the applicable securities laws, and any state or foreign securities and/or banking laws) or claim arising (a) from the status as a mere record holder of securities in the Custody Account; or (b) from any action or inaction by the Custodian upon Proper Instructions, or (c) from the performance of its obligations under this Agreement; provided, however, that the Custodian shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's negligence, lack of good faith or willful misconduct.

     8.2 Indemnity to be Provided. If the Fund requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Fund shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

                                   ARTICLE IX

                                  FORCE MAJEURE

     Neither the Custodian nor the Fund shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes, acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay shall use its best efforts to ameliorate the effects of any such failure or delay, and provided further that such failure or delay is not caused by the Custodian's own willful misfeasance, lack of good faith, negligence or reckless disregard of duties under this Agreement.

                                    ARTICLE X

                             DISASTER RECOVERY PLAN

     The Custodian shall maintain in effect a disaster recovery plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, the Custodian shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. The Custodian shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by the Custodian's own willful misfeasance, gross negligence, lack of good faith, or reckless disregard of its duties or obligations under this Agreement.

                                   ARTICLE XI

                          EFFECTIVE PERIOD; TERMINATION

     11.1 Effective Period. This Agreement shall become effective as of the date first set forth above and shall continue in full force and effect until terminated as hereinafter provided.

     11.2 Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. If the service is terminated due to Custodian's failure to meet its obligations under this Agreement after written notice documenting such failure and reasonable opportunity to cure within 15 calendar days, then from the date Notice of Termination is given, there will be no charges for services, for a period not to exceed sixty (60) days. If a successor custodian shall have been appointed by the Board of Directors, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that the Fund shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Fund may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities, or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     11.3 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Fund on or before the date of termination specified pursuant to Section 11.2 above, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which is (a) a "Bank" as defined in the 1940 Act, (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, and (c) is doing business in New York, New York, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Fund at such bank or trust company all Securities of the Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. If, after reasonable inquiry, Custodian cannot find a successor custodian as contemplated in this Section 11.3, then Custodian shall have the right to deliver to the Fund all Securities and cash then owned by the Fund and to transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the Fund. Thereafter, the Fund shall be deemed to be its own custodian with respect to the Fund and the Custodian shall be relieved of all obligations under this Agreement.

                                   ARTICLE XII

                            COMPENSATION OF CUSTODIAN

     The Custodian shall be entitled to compensation which shall be paid monthly after the last business day of each calendar month, with the first payment for the calendar month following any activity. Custodian is hereby authorized to charge the Account for such fees after review and approval by the Fund. The fees and other charges in effect on the date hereof and applicable to the Portfolios are set forth in Exhibit C attached hereto, as may be amended from time to time, and shall remain in effect for a period of five years from the effective date of this Agreement, except such pricing shall not apply to any global custody services, the fees for which are set forth on Schedule B of the Global Custody Addendum attached hereto.

                                  ARTICLE XIII

                             LIMITATION OF LIABILITY

     All persons dealing with any of the Portfolios of the Fund must look solely to the assets of the Fund belonging to such Portfolio for the enforcement of any claims against the Funds.

                                   ARTICLE XIV

                                     NOTICES

     Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name herein below:

     To the Fund:                                With a copy to:

     Accessor Funds, Inc.                        Beth R. Kramer, Esq.
     1420 Fifth Avenue, #3130                    Mayer, Brown & Platt
     Seattle, WA 98101                           1675 Broadway
     Attn:  Ravindra A. Deo                      New York, NY  10019
     Telephone:  (206) 224-7420                  Telephone:  (212) 506-2670
     Facsimile:  (206) 224-4274                  Facsimile:  (212) 262-1910

     To the Custodian:

     The Fifth Third Bank
     38 Fountain Square Plaza
     Mail Drop 1090E5
     Cincinnati, Ohio  45263
     Attn:  Mutual Fund Client Services
     Telephone:  (513) 579-5300
     Facsimile:  (513) 744-6622

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII. Writing shall include transmission by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     15.2 References to Custodian. The Fund shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information or its registration statement for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Fund shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

     15.3 No Waiver. No failure by either party hereto to exercise and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     15.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

     15.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     15.6 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     15.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

     15.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:                             ACCESSOR FUNDS, INC.


                                    By:/s/J. Anthohy Whatley
                                         J. Anthony Whatley
                                         President


ATTEST:                             THE FIFTH THIRD BANK


                                    By:/s/Tracie D. Hoffman
                                         Tracie D. Hoffman
                                         Vice President

                                    EXHIBIT A
                        TO THE CUSTODY AGREEMENT BETWEEN
                  ACCESSOR FUNDS, INC. AND THE FIFTH THIRD BANK

                                 October 4, 1996


Name of Portfolio                                  Date
-----------------                                  ----

Growth Portfolio                                November 18, 1996
Value and Income Portfolio                      November 18, 1996
Small to Mid Cap Portfolio                      November 18, 1996
International Equity Portfolio                  November 18, 1996
Intermediate Fixed - Income Portfolio           October 7, 1996
Short-Intermediate Fixed - Income Portfolio     October 7, 1996
Mortgage Securities Portfolio                   November 18, 1996
U.S. Government Money Portfolio                 October 7, 1996

                                                ACCESSOR FUNDS, INC.


                                                By:/s/ J. Athony Whatley III
                                                ----------------------------
                                                       J. Anthony Whatley, III
                                                       President

                                                THE FIFTH THIRD BANK



                                                By:/s/ Tracie D. Hoffman
                                                ------------------------
                                                       Tracie D. Hoffman
                                                       Vice President

                                    EXHIBIT B
                        TO THE CUSTODY AGREEMENT BETWEEN
                  ACCESSOR FUNDS, INC. AND THE FIFTH THIRD BANK

                                 October 4, 1996

                               AUTHORIZED PERSONS


         Set forth below are the names and specimen signatures of the persons authorized by the Fund to administer each Custody Account.

                                 ALL PORTFOLIOS

Name                                                         Signature

Ravindra A. Deo                                    ___________________________

Bruce Joel King                                    ___________________________

J. Anthony Whatley, III                            ___________________________

Linda V. Whatley                                   ___________________________

Robert J. Harper                                   ___________________________

                              SIGNATURE RESOLUTION


RESOLVED, That all of the following officers of Accessor Funds, Inc. and any of them, namely the President, Vice President, Secretary and Treasurer, are hereby authorized as signers for the conduct of business for and on behalf of the Portfolios with THE FIFTH THIRD BANK:


J. Anthony Whatley, III                     PRESIDENT

Robert J. Harper                            VICE PRESIDENT

Ravindra A. Deo                             TREASURER

Linda V. Whatley                            SECRETARY


In addition, the following Assistant Secretary is authorized to sign on behalf of the Fund for the purpose of effecting securities transactions:



Bruce Joel King            ASSISTANT SECRETARY

The undersigned officers of Accessor Funds, Inc. hereby certify that the foregoing is within the parameters of a Resolution adopted by Directors of the Fund in a meeting held August 19, 1996, directing and authorizing preparation of documents and to do everything necessary to effect the Custody Agreement between Accessor Funds, Inc. and THE FIFTH THIRD BANK.

                                                ACCESSOR FUNDS, INC.


                                                By: /s/ J. Anthony Whatley III
                                                ------------------------------
                                                         President


                                                By: /s/ Linda V. Whatley
                                                ------------------------
                                                         Secretary

                                    EXHIBIT C
                        TO THE CUSTODY AGREEMENT BETWEEN
                  ACCESSOR FUNDS, INC. AND THE FIFTH THIRD BANK

                                 October 4, 1996

                        MUTUAL FUND CUSTODY FEE SCHEDULE


BASIC ACCOUNT CHARGE

Market Value Charge - All Asset levels                                .0025%

TRANSACTION FEES

DTC/FED Eligible Trades                                              $  9.00
DTC/FED Ineligible Trades                                            $ 25.00
Amortized Security Trades                                            $ 25.00
Repurchase Agreements with Fifth Third (purchase and maturity)       $No Charge
Third Party Repos (purchase and maturity)                            $ 11.00
Physical Commercial Paper Trades
         (purchase and maturity)                                     $ 25.00
Book-Entry Commercial Paper Trades
         (purchase and maturity)                                     $  9.00
Options, each transaction                                            $ 25.00
Amortized Security Receipts                                          $ 25.00

A transaction is a purchase, sale, maturity, redemption, tender, exchange, dividend reinvestment, deposit or withdrawal of a security (with the exception of Fifth Third Certificates of Deposit, Commercial Paper & Repo's).

MISCELLANEOUS FEES

Wire Transfers                                                       $ 7.00
Check Disbursements                                                  $ 6.00

                                FIFTH THIRD BANK
                             GLOBAL CUSTODY ADDENDUM

     This GLOBAL CUSTODY ADDENDUM (the "Addendum") dated as of October 4, 1996, by and between ACCESSOR FUNDS, INC., a Maryland corporation (the "Fund"), and THE FIFTH THIRD BANK, a banking corporation organized pursuant to the laws of the State of Ohio (the "Custodian"), is made as an addendum to the Custody Agreement dated October 4, 1996, (the "Custody Agreement") between the Fund and Custodian;

     WHEREAS, Custodian has been appointed by the Fund as the Custodian of the Assets of the Portfolios of the Fund and the Fund desires to establish one or more custody accounts through Custodian for global custody;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. Appointment of Custodian as Global Custodian. Custodian is hereby authorized and directed to, and shall, open and maintain one or more custody accounts (each, the "Account" or collectively, the "Accounts") in such name or names as the Fund may, from time to time, direct; and will accept, in accordance with the terms hereof, all cash and currency (collectively referred to herein as "Cash") and all securities, instruments and other intangible assets as may be agreed upon by Custodian and the Fund which shall from time to time be delivered to or received by it or any sub-custodian in the United States or in a country approved by the Fund for deposit in or otherwise held in the Account
(collectively referred to herein as "Securities") (Cash and Securities are collectively referred to herein as "Assets"). Custodian assumes no obligation to review investments in the Account or to recommend the purchase, retention or sale of any Assets unless provided for by a separate written agreement between the parties. Custodian may delegate its global custody duties to a sub-custodian (the "Sub-custodian") with the approval of the Board of Directors of the Fund.

     2. Maintenance of Assets Outside the United States. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians, for the Portfolios' Assets maintained outside the United States, the foreign banking institutions and foreign securities depositories designated on Schedule A hereto (the "Foreign Sub-custodians"). Upon receipt of Proper Instructions, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as Foreign Sub-custodians. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such Foreign Sub-custodians for maintaining custody of the Portfolios' Assets.

     3. Foreign Sub-custodians. Assets of the Fund shall at all times be maintained in custody of an "Eligible Foreign Custodian" as defined in the 1940 Act or the rules and regulations promulgated thereunder. With respect to holding Assets with an Eligible Foreign Custodian, it is expressly understood and agreed that:

          (a) Custodian will endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired;

          (b) Cash which is maintained in a foreign country will be in any currency which may be legally held in such country and may be held in non-interest bearing accounts;

          (c) Foreign Sub-custodians may hold Securities in central securities depositories or clearing agencies in which such participates;

          (d) The Custodian shall identify on its books as belonging to each applicable Portfolio of the Fund, the foreign securities of such Portfolios held by each Foreign Sub-custodian. Unless otherwise required by local law or practice, a particular sub-custodian agreement, or expressly instructed by the Fund, Assets deposited with a Foreign Sub-custodian will be held in a commingled account in the name of Custodian or its designee Sub-custodian as custodian for its customers;

          (e) Settlement of and payment for Securities received for, and delivered from the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Securities to a purchaser, broker, dealer or their prospective agents either against a receipt for future payment or without any payment (so-called "free delivery"); and

          (f) The Fund is solely responsible for the payment of and the reclamation, where applicable, of taxes. Custodian will, however, cooperate with the Fund in connection with the Fund's payment or reclamation of taxes and shall make the necessary filings in connection with obtaining tax exemptions and tax reclamations which are available to the Fund.

     4. Powers of Custodian.

          (a) General Powers. Subject to and in accordance with the Fund's Proper Instructions, Custodian, as the Fund's agent, and for the account and risk of the Fund, is hereby authorized and empowered, with respect to Securities held outside the United States with Foreign Sub-custodians, to authorize and empower Foreign Sub-custodians to:

               (i) receive and deliver Assets;

               (ii) receive all payments of principal, interest, dividends and other income and distributions payable with respect to Assets;

               (iii) exchange Securities in temporary or bearer form for Securities in definitive or registered form; effect an exchange of shares where the par value of stock is changed; and surrender Securities at maturity or earlier when advised of a call for redemption (provided, however, that Custodian shall not be liable for failure to so exchange or surrender any security or take other action
          (A) if notice of such exchange or call for redemption or other action was not actually received by Custodian from the issuer (with respect to Securities issued in the United States) or from one of the nationally or internationally recognized bond or corporate action services to which Custodian subscribes or from the Fund or (B) if, at the time of deposit, any Security so deposited is subject to call, exchange, redemption or similar action, unless specifically instructed to do so by the Fund);

               (iv) hold Assets (A) in its vaults, (B) at a domestic or foreign entity that provides handling, clearing or safekeeping service, (C) with issuer in non-certificated form, (D) on Federal Book Entry at the Federal Reserve Custodian or (E) with the prior approval of the Fund at any other location;

               (v) register and/or hold Assets in the name of any nominee of Custodian or its Foreign Sub-custodians or any of their respective nominees or any authorized agent, subsidiary or other entity, including (without limiting the generality of the foregoing) the nominee of any central depository, clearing corporation or other entity with which securities may be deposited (and the Fund hereby indemnifies and holds harmless Custodian and any such nominee against any liability as a holder of record);

               (vi) hold any investment in bearer form;

               (vii) in connection with the receipt of Assets, accept documents in lieu of such Assets as long as such documents contain the agreement of the issuer thereof to hold such Assets subject to Custodian's sole order;

               (viii) make, execute, acknowledge and deliver as agent, any and all documents or instruments (including but not limited to all declarations, affidavits and certificates of ownership) that may be necessary or appropriate to carry out the powers granted herein;

               (ix) employ and consult with, and obtain advice from, suitable agents, including auditors and legal counsel (who may be counsel to the Fund or the Custodian or other advisers), and Custodian shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such agents or advisers;

               (x) make any payments incidental to or in connection with this paragraph 3(a); and

               (xi) exercise all other rights and powers and to take any action it deems necessary in carrying out the purposes of this Agreement.

          (b) Discretionary Corporate Action. Whenever Custodian receives information concerning the Securities or instruments (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) which requires discretionary action by the beneficial owner of the Securities (other than a proxy) such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notice of the material intended to be transmitted to securities holders, or which confer optional rights on the Fund or provide for discretionary action or alternative courses of action by the Fund ("Corporate Actions"), Custodian shall promptly give the Fund notice of such Corporate Actions to the extent that Custodian has actual knowledge of a Corporate Action. The Fund shall be responsible for making any decisions relating thereto and for instructing Custodian to act. In order for Custodian to act, it must receive the Fund's Proper Instructions at Custodian's offices, addressed as Custodian may from time to time request, by no later than noon (Eastern Standard Time) at least two (2) business days prior to the last scheduled date to act with respect to such Securities or instruments (or such earlier date or time as Custodian may notify the Fund). Absent Custodian's timely receipt of such instruction, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities or instruments.

          (c) Voting. With respect to all Securities, however registered, the voting rights are to be exercised by the Fund or its designee. With respect to Securities issued in the United States, Custodian's only duty shall be to mail to the Fund any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights. With respect to Securities issued outside the United States at the request of the Fund, Custodian will provide the Fund with access to a provider of global proxy services. If the Fund determines not to utilize the services of such global proxy services provider, Custodian will provide the Fund with proxy material actually received by Custodian from Sub-custodians, but otherwise shall have no obligations with respect to voting.

          (d) Foreign Exchange Transactions. Custodian, as principal, is authorized to enter into spot or forward foreign exchange contracts with the Fund and may provide such foreign exchange services to the Fund through Foreign Sub-custodians. Instructions, including standing instructions, may be issued with respect to such contracts, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. In all cases where Custodian or Foreign Sub-custodians enter into foreign exchange contracts relating to the Account, the terms and conditions of such foreign exchange contracts shall apply to such transaction. Neither Custodian nor any Foreign Sub-custodian shall be liable for any fluctuations or changes in foreign exchange rates, which shall be the sole risk and liability of the Fund.

     5. Agreements with Foreign Sub-custodians. Each agreement with a Foreign Sub-custodian shall be substantially in the form previously made available to the Fund and shall provide that:

          (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign sub-custodian or its creditors or agent, except a claim of payment for their safe custody or administration;

          (b) beneficial ownership of the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration;

          (c) adequate records will be maintained separately identifying the assets as belonging to each applicable Portfolio;

          (d) officers of or auditors employed by, or other representatives of the Fund and any sub-custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the Foreign Sub-custodian relating to its actions under its agreement with Custodian or Sub-custodian; and

          (e) Assets of the Portfolios held by the Foreign Sub-custodian will be subject only to the instructions of the Custodian or its agents.

     6. Transactions in Foreign Custody Account.

          (a) Except as otherwise provided in Paragraph (b) of this Section 6, the provisions of Section 3 of the Custody Agreement shall apply, equally to the Assets of the Fund held outside the United States by a Foreign Sub-custodian.

          (b) Notwithstanding any provision of this Addendum to the contrary, settlement and payment for Securities received for the account of each applicable Portfolio and delivery of Securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with expectation of receiving later payment for such securities from such purchaser or dealer.

          (c) Securities maintained in the custody of a Foreign Sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 3 of this Addendum, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

     7. Liability of Foreign Sub-custodians. Each agreement pursuant to which the Custodian or its Sub-custodian employs a foreign banking institution as a Foreign Sub-custodian shall require the institution to exercise a reasonable standard of care as is customary in such country in the performance of its duties and to indemnify, and hold harmless, the Custodian and any Sub-custodian for the benefit of the Fund for and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

     8. Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or any Foreign Sub-custodian by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Custodian to notify the Fund of the obligations imposed on the Fund or any Sub-custodian or Foreign Sub-custodian by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. Custodian shall use reasonable efforts to assist the Fund with respect to any claim for exemption or refund.

     9. Compensation, Fees, Expenses and Taxes.

          (a) In consideration of the services to be rendered pursuant to this Addendum, the Fund shall compensate Custodian in accordance with and pursuant to the Fee Schedule annexed hereto as Schedule B, which Fee Schedule may be amended from time to time upon thirty (30) days' prior written notice to the Fund.

          (b) Fees and reimbursement for costs and expenses shall be paid monthly after the last business day of each calendar month, with the first payment for the calendar month following any activity. Custodian is hereby authorized to charge the Account for such fees, costs and expenses after review and approval by the Fund.

          (c) In the event services are rendered for less than a calendar month or this Addendum is terminated prior to the end of a calendar month, the Fund shall pay Custodian's fee prorated for the portion of the calendar month such services are rendered, plus any costs and expenses incurred by Custodian for the Fund's Account up to or subsequent to the date of termination.

     10. Limitation of Liability; Indemnification.

          (a) The Custodian shall be liable for the acts or omissions of its Sub-custodian and Foreign Sub-custodians to the same extent as set forth with respect to sub-custodians generally in the Custody Agreement, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by this Addendum. In no event shall Custodian or any Sub-custodian be liable (i) for acting in accordance with Proper Instructions from Fund, (ii) for special or consequential damages, (iii) for holding Assets in any particular country, including, but not limited to, loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the Custodian, Sub-custodian or Foreign Sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph, in delegating custody duties to a Sub-custodian or Foreign Sub-custodian, the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from political risk (including but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or other losses (excluding bankruptcy or insolvency of a Foreign Sub-custodian not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and a Sub-custodian or Foreign Sub-custodian have exercised reasonable care.

          (b) The Fund shall indemnify Custodian and hold it harmless against any losses, damages, cost or expenses (including reasonable attorneys' fees and disbursements), liability (including, without limitation, liability arising under the applicable securities laws, and any state or foreign securities and/or banking laws) or claim arising (i) from the status as a mere record holder of securities in the Account; or (ii) from any action or inaction by the Custodian upon Proper Instructions in connection with this Addendum, or (iii) from the performance of its obligations under this Addendum, provided, however, that nothing contained herein shall limit or in any way impair the right of the Custodian to indemnification under any other provision of the Custody Agreement and further provided that the Custodian shall not be indemnified and held harmless from and against any such loss damage, cost, expense, liability or claim arising from the Custodian's negligence, lack of good faith or willful misconduct.

          (c) The Fund understands that, due to certain foreign market practices, when a Sub-custodian or Foreign Sub-custodian is instructed to deliver Assets against payment, it may deliver such Assets prior to actually receiving final payment and that, as a matter of bookkeeping convenience, it may credit Fund's Account with anticipated proceeds of sale prior to actual receipt of final payment. All credits to the Account of the Fund of anticipated proceeds of sales and redemptions of Assets and of anticipated income from Assets shall be conditional upon receipt of final payment and may be reversed to the extent final payment is not received. In the event that Custodian in its description advances funds to Fund to facilitate the settlement of any transaction, or elects to permit Fund to use funds credited to the Account in anticipation of final payment, Fund shall reimburse Custodian for such amounts plus any interest thereon.

     11. Reports; Statements of Account; Computer Services. Custodian shall provide the Fund on a periodic basis with Statements of Assets in the Account ("Statement of Assets") and Statements of Account showing all transactions in the Account ("Statement of Account"). Statement of Assets, Statement of Account and Confirmations shall identify the Assets held, and transactions involving, each Foreign Sub-custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the Assets of the Portfolio(s) held by Foreign Sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) Assets and advices or notifications of any transfers of Assets to or from each custodian account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to Securities acquired for a Portfolio, the identity of the entity having physical possession of such Securities.

     12. Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Addendum, except such as may arise from Custodian's or Custodian's nominee's own negligent action, negligent failure to act or willful misconduct, any Assets at any time held for the Account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolios' Assets to the extent necessary to obtain reimbursement.

     13. Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, information concerning the Foreign Sub-custodians employed hereunder for use by the Fund in evaluating such Foreign Sub-custodians to ensure compliance with the requirements of Rule 17f-5 of the 1940 Act. In addition, the Custodian shall promptly inform the Fund in the event that the Custodian is notified by a selected Foreign Sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles) or any other capital adequacy test applicable to it by exemptive order, or if the Custodian has actual knowledge of any material loss of the assets of the Fund held by a Foreign Sub-custodian.

     14. Insurance The Custodian shall use the same care with respect to the safekeeping of Portfolio Assets and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund.

     15. Notices, Instructions and Other Communications. Unless otherwise specified herein, all Statements of Assets, Statements of Account and Confirmations shall be in writing and all notices, instructions or other communications may be given either orally or in writing (including by tested telex, telecopy or other electronic transmission, which may include Trade Reports issued by the Institutions Delivery System or Depository Trust Company). All Statements of Assets, Statements of Account, Confirmations, notices, instructions and other communications shall be delivered to the address (post office, telephone, telex or other electronic address) set forth on Schedule C annexed hereto, which address may be changed upon thirty (30) days' prior written notice to the other party. The Fund shall furnish, and shall cause each Investment Manager to furnish, to Custodian a certificate indicating those person who are authorized to give Custodian instructions hereunder and with specimen signatures of such person. Custodian is authorized to comply with and rely upon any such notices, instructions or other communications believed by it to have been sent or given by an authorized person. Custodian's understanding of any oral notice, instruction or other communication shall be deemed controlling (whether given or received by Custodian), notwithstanding any discrepancy between such understanding and any subsequent confirming document or communication.

     16. Appointment of Investment Manager. The Fund may, from time to time, appoint one or more investment managers (each an "Investment Manager") to manage the Assets in the Account, to vote Securities in the Account, to purchase, sell or otherwise acquire or dispose of Assets in the Account, and to engage in foreign exchange transactions on behalf of the Fund. Upon receipt of notice of the appointment of any Investment Manager, which notice shall be annexed hereto as Schedule D (as such Schedule may be amended from time to time by the Fund), and except as otherwise provided herein, Custodian is to rely upon and comply with (and shall have no liability for relying upon and complying with) Proper Instructions and directions from the Investment Manager (including instructions and directions with respect to the voting of Securities in the Account, the purchase, sale or other acquisition or disposition of Assets in the Account and the furnishing of information and records relating to the Account to the Investment Manager) to the same extent as if such instructions and directions were given by the Fund and Custodian shall have no duty or obligation to determine the propriety or appropriateness of such instructions or directions. Any such appointment shall remain in full force and effect unless and until Custodian receive written notice from the Fund to the contrary.

     17. Termination. This Addendum shall be continuing and shall remain in full force and effect until terminated by Custodian or the Fund upon the termination of the Custody Agreement between the Fund and Custodian.

     18. Assignment. Neither Custodian nor the Fund shall assign this Addendum without first obtaining the written consent of the other party hereto.

     19. Headings and Capital Terms. The section and paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement. All capitalized terms used in this Addendum but not defined shall have the meanings assigned to such terms in the Custody Agreement.

     20. Entire Agreement; Amendment. This Addendum shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto. Except as otherwise provided, this Addendum may be amended only by an instrument in writing duly executed by both parties hereto.

     21. Governing Law; Jurisdiction; Certain Waivers.

          (a) This Addendum shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York.

          (b) The invalidity, illegality or unenforceability of any provision of this Addendum shall in no away affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     22. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise of waiver of any such rights or remedy shall not preclude or inhibit the exercise or any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude or inhibit the subsequent exercise of such right or remedy.

     IN WITNESS WHEREOF, this Addendum has been executed and attested as of the day and year first above written, by the duly authorized officers of the Fund and Custodian.

Attest:                                              ACCESSOR FUNDS, INC.


/s/Linda V. Whatley                                  By: /s/J. Anthony Whatley
-------------------                                  -------------------------
Linda V. Whatley                                            J. Anthony Whatley
Secretary                                                   President


Attest:                                              THE FIFTH THIRD BANK


                                                     By:/s/Tracie D. Hoffman
                                                     -----------------------
Name:                                                      Tracie D. Hoffman
Title:                                                     Vice President

                                   SCHEDULE A

                              THE FIFTH THIRD BANK
                             GLOBAL CUSTODY NETWORK
            STATE STREET BANK AND TRUST COMPANY, GLOBAL SUB-CUSTODIAN
                      COUNTRIES AND FOREIGN SUB-CUSTODIANS
                                       FOR

                            THE ACCESSOR FUNDS, INC.

                                 October 4, 1996


COUNTRY             SUB-CUSTODIAN

Argentina          Citibank, Buenos Aires Branch
Australia          Westpac Banking Corp, Sydney
Austria            GiroCreditBank, AG der Sparkassen, Vienna
Bangladesh         Standard Chartered Bank, Dhaka Branch
Belgium            Generale Banque, Brussels
Bolivia            Banco Boliviano Americano, La Paz
Botswana           Barclays Bank of Botswana Limited (BBBL), Gaborone (80.4%
                   owned by Barclays Bank Plc. U.K.)
Brazil             Citibank, NA, Sao Paulo
Canada             Canada Trustco Mortgage Company., Toronto
Chile              Citibank, NA, Santiago Branch
China              Hongkong and Shanghai Bank, Shanghai and Shenzhen branches
Colombia           Cititrust Colombia SA Sociedad Fiduciaria (subsidiary of
                   Citibank Colombia)
Cyprus             Barclays Bank, Plc, Nicosia Branch
Czech Republic     Ceskoslovenska Obchodni Banka A.S. (CSOB), Prague
Denmark            Den Danske Bank, Copenhagen
Ecuador            Citibank, NA, Quito
Egypt              National Bank of Egypt, Cairo
Finland            Merita Bank Ltd., Helsinki
France             Banque Paribas, Paris
Germany            Dresdner Bank, Frankfurt
Ghana              Barclays Bank of Ghana, Ltd (60% owned by Barclays Plc, UK)
Greece             National Bank of Greece (NBG), Athens
Hong Kong          Standard Chartered Bank, Hong Kong branch
Hungary            Citibank Budapest Rt. (via Citibank NA, NY, for US mutual
                   fund clients)
India              Deutsche Bank, AG, Bombay branch
                   Hongkong and Shanghai Banking Corporation Ltd, Bombay branch

COUNTRY             SUB-CUSTODIAN

Indonesia          Standard Chartered Bank, Jakarta Branch
Ireland            Bank of Ireland, Dublin
Israel             Bank Hapoalim, Tel Aviv
Italy              Morgan Guaranty Trust Co., Milan
                   Banque Paribas, Milan
Ivory Coast        Societe Generale de Banques en Cote d'Ivoire
Japan              Daiwa Bank, Ltd., Tokyo
                   The Fuji Bank, Ltd., Tokyo
                   Sumitomo Trust & Banking Co, Ltd, Tokyo
Jordan             British Bank of the Middle East, Amman
Kenya              Barclays Bank of Kenya Ltd. (BBKL),  Nairobi (68.5% owned by
                   Barclays Bank Plc. UK
Korea              SEOULBANK, Seoul
Malaysia           Standard Chartered Bank, Kuala Lumpur
Mexico             Citibank, NA, Mexico City branch
Morocco            Banque Commerciale du Maroc (BCM), Casablanca
Netherlands        MeesPierson NV, Amsterdam
New Zealand        Australia and New Zealand Banking Group, Ltd., Wellington
Norway             Christiania Bank og Kreditkasse, Oslo
Pakistan           Deutsche Bank AG, Karachi branch
Peru               Citibank, NA, Lima branch
Philippines        Standard Chartered Bank, Manila branch
Poland             Citibank Poland, SA, Warsaw
Portugal           Banco Commercial Portugues (BCP), Lisbon
Singapore          Development Bank of Singapore, Ltd. (DBS), Singapore
South Africa       Standard Bank of South Africa, Ltd., Johannesburg
Spain              Banco Santander, Madrid
Sri Lanka          The Hongkong & Shanghai Banking Corp Ltd (HSBC), Colombo
                   branch
Sweden             Skandinaviska Enskilda Banken (SEB), Stockholm
Switzerland        Union Bank of Switzerland (UBS), Zurich
Taiwan             The Central Trust of China, Taipei
Thailand           Standard Chartered Bank, Bangkok branch
Turkey             Citibank NA, Istanbul branch (US mutual fund accounts)
United Kingdom     State Street London, Ltd
Uruguay            Citibank, NA, Montevideo branch
Venezuela          Citibank, NA, Caracas branch
Zimbabwe           Barclays Bank of Zimbabwe (BBZL), Harare

                                   SCHEDULE B

                              THE FIFTH THIRD BANK

                             GLOBAL CUSTODY ADDENDUM

                                  FEE SCHEDULE
                                 October 4, 1996

Holding Charge

         .08% on all assets                 No minimum

Foreign Transaction Fees

         Group A Countries          $  30.00
         Group B Countries          $  60.00
         Group C Countries          $  72.00
         Group D Countries          $  84.00
         Group E Countries          $180.00

Group A     Group B       Group C      Group D                 Group E
-------     -------       -------      -------                 -------

Austria    Australia     Denmark       Indonesia              Argentina
Canada     Belgium       Finland       Malaysia               Bangladesh
Germany    Hong Kong     France        Philippines            Brazil
Japan      Netherlands   Ireland       Portugal               Chile
           New Zealand   Italy         South Korea            China
           Singapore     Luxembourg    Spain                  Colombia
           Switzerland   Mexico        Sri Lanka              Cyprus
                         Norway        Sweden                 Greece
                         Thailand      Taiwan                 Hungary
                         U.K.                                 India
                         South Africa                         Israel
                                                              Pakistan
                                                              Peru
                                                              Turkey
                                                              Uruguay
                                                              Venezuela
Miscellaneous Fees
         Wire Transfers                              $7.00
         Check Disbursements                         $6.00

Other charges, including, but not limited to, stamp duties, transfer fees, brokerage fees and administrative costs, shall be passed directly to the Fund for approval and payment.

                                   SCHEDULE C

                              THE FIFTH THIRD BANK

                             GLOBAL CUSTODY ADDENDUM

                                     NOTICES

                                 October 4, 1996


TO THE FIFTH THIRD BANK:

         Post Office Address:           Fifth Third Center
                                        511 Walnut Street, Mail Drop 1090E5
                                        Cincinnati, Ohio 45263
                                        Attention:  Mutual Fund Client Services
                           Telephone:   (513) 744-7091
                           Facsimile:   (513) 744-6622


TO THE ACCESSOR FUNDS

         Post Office Address:               Bennington Capital Management
                                            1420 5th Avenue, Suite 3130
                                            Seattle, WA  98101
                                            Attention: Ravindra A. Deo
                                            Telephone: (206) 224-7420
                                            Facsimile: (206) 224-4874

                                   SCHEDULE D

                              THE FIFTH THIRD BANK

                             GLOBAL CUSTODY ADDENDUM

                               INVESTMENT MANAGERS

                                 October 4, 1996


Bennington Capital Management L.P.
Nicholas-Applegate Capital Management
State Street Bank and Trust Company (State Street Global Advisors) Martingale Asset Management, L.P.
Bankers Trust Company
Smith Barney Capital Management
Symphony Asset Management, Inc.
BlackRock Financial Management, Inc.